                                                                      EXHIBIT 21

                    SUBSIDIARIES OF RAMSAY HEALTH CARE, INC.

Americare of Galax, Inc.
Atlantic Treatment Center, Inc.
Bethany Psychiatric Hospital, Inc.
Bountiful Psychiatric Hospital, Inc.
Carolina Treatment Center, Inc.
Cumberland Mental Health, Inc.
East Carolina Psychiatric Services Corporation
Flagstaff Psychiatric Hospital, Inc.
Great Plains Hospital, Inc.
Greenbrier Hospital, Inc.
Gulf Coast Treatment Center, Inc.
Havenwyck Hospital, Inc.
H.C. Corporation
Health Group of Las Cruces, Inc.
Houma Psychiatric Hospital, Inc.
HSA Hill Crest Corporation
HSA Lynnhave, Inc.
HSA Medical Offices of Mesa, Inc.
HSA of Oklahoma, Inc.
Integrated Behavioral Services, Inc.
Life Centers of Michigan, Inc.
Manhattan Psychiatric Hospital, Inc.
Meadowlake/Western Alliance, LLC
Mesa Psychiatric Hospital, Inc.
Michigan Psychiatric Services, Inc.
Psychiatric Institute of West Virginia, Inc.
PsychOptions, Inc.
Ramsay Chicago, Inc.
Ramsay Louisiana, Inc.
Ramsay Management Services of West Virginia, Inc.
Ramsay New Orleans, Inc.
Ramsay Nevada, Inc.
Ramsay Nursing Home Services, Inc.
Ramsay Research & Education Institute, Inc.
RHCI Concord, Inc.
RHCI San Antonio, Inc.
Rural Health Care Centers of America
The Haven Hospital, Inc.
Transitional Care Ventures, Inc.
Transitional Care Ventures (Arizona), Inc.
Transitional Care Ventures (Florida), Inc.
Transitional Care Ventures (North Texas), Inc.
Transitional Care Ventures (South Carolina), Inc.
Transitional Care Ventures (Texas), Inc.